Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-270153 and 333-273488) and Form S-8 (Nos. 333-231248, 333-188758, 333-140856, 333-124218, 333-266531 and 333-85598) of Ovintiv Inc. of our report dated December 18, 2024 relating to the statement of revenues and expenses for the Karr, Wapiti and Zama Properties of Paramount Resources Ltd. which appears in this Current Report on Form 8-K/A of Ovintiv Inc.

/s/ Ernst & Young LLP

Ernst & Young LLP
Chartered Professional Accountants

Calgary, Alberta, Canada

February 4, 2025